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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   February 27, 1998
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                               USWEB CORPORATION
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          (Exact Name of the Registrant as Specified in Its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

          000-23151                                      87-0551650
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   (Commission File Number)                 (I.R.S. Employer Identification No.)

     2880 Lakeside Drive, Suite 300    Santa Clara, CA                  95054
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     (Address of Principal Executive Offices)                         (Zip Code)

                                (408) 987-3200
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.
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           Not applicable



Item 9.    SALE OF EQUITY SECURITIES PURSUANT TO REGULATIONS S.
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         On December 16, 1997, the Board of Directors of USWeb Corporation (the
"Company") approved the acquisition (the "Acquisition") of InnoMate Online Marketing GmbH, a limited liability company organized under the laws of Germany (located in Duesseldorf, Germany and hence referred to as "InnoMate Duesseldorf") and InnoMate Online Marketing Sachsen GmbH Chemnitz, a limited liability company organized under the laws of Germany (located in Chemnitz, Germany and hence referred to as "InnoMate Chemnitz"), through the acquisition of all of the outstanding share capital of InnoMate Duesseldorf and InnoMate Chemnitz. The Acquisition was completed February 27, 1998 pursuant to a Stock Purchase Agreement dated as of February 27, 1998 (the "Purchase Agreement") among the Company and the Shareholders of each of InnoMate Duesseldorf and InnoMate Chemnitz. The Acquisition did not involve a significant amount of assets (as contemplated by Item 2 of Form 8-K and Instruction 4 thereto). In connection with the Acquisition, through a wholly owned subsidiary of the Company, Ophelia 97 Vermoegensverwaltungs (subsequently renamed "USWeb GmbH"), a German limited liability company, the Company issued an aggregate of 75,655 Shares of its Common Stock ("USWeb Shares") to the former Shareholders of InnoMate Duesseldorf and InnoMate Chemnitz (the "InnoMate Shareholders") in exchange for all of the outstanding share capital of InnoMate Duesseldorf and InnoMate Chemnitz. The Company issued an additional 75,655 USWeb Shares to be held in escrow. InnoMate Duesseldorf and InnoMate Chemnitz will be valued again on March 31, 1998 and September 30, 1998, and additional USWeb Shares will be issued to the InnoMate Shareholders or escrowed shares will be returned to the Company depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow will be issued to the InnoMate Shareholders. In addition, the Company granted non-qualified stock options to purchase, subject to vesting, an aggregate of 151,310 Shares of the Company's Common Stock to the InnoMate Shareholders and certain employees of InnoMate Duesseldorf and InnoMate Chemnitz as compensation for services. (Such options and USWeb Shares are collectively referred to as "USWeb Securities")

         The USWeb Securities issued in connection with the Acquisition were sold in reliance on the exemption(s) from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Regulation S promulgated thereunder. The USWeb Securities are subject to restrictions on transfer under the applicable provisions of the Securities Act and carry a legend reflecting such restrictions. The Company has advised the former shareholders of InnoMate Duesseldorf and InnoMate Chemnitz that the USWeb Securities will be subject to restrictions on transfer for a minimum of one year from the date of acquisition and, absent registration, may be sold or transferred only in reliance on (i) Rule 144 under the Securities Act, (ii) an opinion of counsel in form and substance reasonably satisfactory to the Company that an exemption from the registration requirements of the Securities Act is otherwise available in connection with such sale or transfer, or (iii) a "No Action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the Securities and Exchange Commission that action be taken with respect to the transfer.

       In connection with the Acquisition, the Company obtained representations from the shareholders of InnoMate Duesseldorf and InnoMate Chemnitz to the effect that each such holder was

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not a "U.S. Person" within the meaning of Regulation S and was not acquiring the
USWeb Shares for the account or benefit of any U.S. Person. The offer of the USWeb Shares was made in an offshore transaction, and neither the Company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing made any directed selling efforts with respect to the USWeb Shares in the United States.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 13, 1998
                                      USWEB CORPORATION


                                      By: /s/ James Heffernan
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                                      James Heffernan
                                      Executive Vice President, Chief Financial
                                      Officer, Secretary, and Director

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